Exhibit 32.2

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Foldera, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Reid Dabney, Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,certify that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2008	/s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer